Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of Tanger Factory Outlet Centers, Inc. and related Prospectus for the registration of 12,133,220 shares of its common stock. We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-160433) of Tanger Factory Outlet Centers, Inc.,

(2)	Registration Statement (Form S-3 No. 333-128160) of Tanger Factory Outlet Centers, Inc.,

(3)	Registration Statement (Form S-3 No. 33-99736) of Tanger Factory Outlet Centers, Inc.,

(4)	Registration Statement (Form S-3 No. 333-39365) of Tanger Factory Outlet Centers, Inc.,

(5)	Registration Statement (Form S-8 No. 333-126924) pertaining to the Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership,

(6)	Registration Statement (Form S-8 No. 333-91863) pertaining to the Amended and Restated Share Option Plan for Directors and Officers of Tanger Factory Outlet Centers, Inc. and the Amended and Restated Unit Option Plan for Employees of Tanger Properties Limited Partnership,

(7)	Registration Statement (Form S-8 No. 33-80450) pertaining to the Stock Option Plan for Directors and Executives and Key Employees of Tanger Factory Outlet Centers, Inc. and Partnership Unit Option Plan for Executives and Key Employees of Tanger Properties Limited Partnership

(8)	Registration Statement (Form S-3 No. 333-160433-01) of Tanger Properties Limited Partnership, and

of our report dated May 23, 2011, with respect to the Statements of Revenue and Certain Expenses of Ohio Factory Shops Partnership for the periods from January 1, 2010 to August 29, 2010 and August 30, 2010 to December 31, 2010, included in the Current Report on Form 8-K of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership dated June 29, 2011 filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

August 10, 2011